Retail Opportunity Investments Corp.                 TRADED: NASDAQ: ROIC
11250 El Camino Real, Suite 200
San Diego, CA 92130

FOR IMMEDIATE RELEASE
Wednesday, February 15, 2023

Retail Opportunity Investments Corp. Reports 2022 Results

San Diego, CA, February 15, 2023 - Retail Opportunity Investments Corp. (NASDAQ:ROIC) announced today financial and operating results for the year and three months ended December 31, 2022.

YEAR 2022 HIGHLIGHTS
•$51.9 million of net income attributable to common stockholders ($0.42 per diluted share)
•$145.3 million in Funds From Operations(1) ($1.10 per diluted share)
•10.0% growth in Funds From Operations per diluted share (2022 vs. 2021)
•4.6% increase in same-center cash net operating income (2022 vs. 2021)
•98.1% portfolio lease rate at year-end (all-time record high)
•1.6 million square feet leased (all-time record activity)
•23.2% increase in same-space cash rents on new leases (7.8% increase on renewals)
•$120.2 million of grocery-anchored shopping center acquisitions
•$61.4 million of capital raised ($36.2 million disposition, $25.2 million ATM stock issuance)
•$23.5 million of mortgage debt retired
•96.6% of portfolio’s gross leasable area unencumbered at year-end (all-time record high)
•Advanced environmental, social & governance initiatives

4TH QUARTER 2022 HIGHLIGHTS
•$10.2 million of net income attributable to common stockholders ($0.08 per diluted share)
•$35.9 million in Funds From Operations ($0.27 per diluted share)
•5.0% increase in same-center cash net operating income (4Q‘22 vs. 4Q‘21)
•6.6x net principal debt-to-annualized EBITDA ratio for 4Q‘22 (vs. 7.0x for 4Q‘21)
•$0.15 per share cash dividend paid
________________________________________
(1) A reconciliation of GAAP net income to Funds From Operations (FFO) is provided at the end of this press release.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp. stated, “During 2022, we continued to enhance the long-term intrinsic value and competitive position of our portfolio. In terms of leasing, we posted one of the strongest, most active years on record for the company, achieving a new record high portfolio lease rate, surpassing 98% at year-end. We also leased a record amount of space during the year, and again achieved solid releasing rent growth. Additionally, we continued to work at enhancing our presence on the West Coast through our disciplined, relationship-driven investment program. During 2022, we acquired over 0.5 million square feet of grocery-anchored shopping centers. All of the properties are well-situated in our core markets and are an excellent strategic fit with our existing portfolio.” Tanz added, “Looking ahead, with our strong operating platform, we are well positioned to achieve another productive year in 2023 and continue building long-term value.”

FINANCIAL SUMMARY
For the year ended December 31, 2022, GAAP net income attributable to common stockholders was $51.9 million, or $0.42 per diluted share, as compared to GAAP net income attributable to common stockholders of $53.5 million, or $0.44 per diluted share for the year ended December 31, 2021. Included in GAAP net income for 2022 was a $7.7 million gain on sale of real estate as a result of ROIC’s property disposition activity during 2022, as compared to $22.3 million gain on sale of real estate during 2021. For the three months ended December 31, 2022, GAAP net income attributable to common stockholders was $10.2 million, or $0.08 per diluted share, as compared to GAAP net income attributable to common stockholders of $8.5 million, or $0.07 per diluted share for the three months ended December 31, 2021.

FFO for the year 2022 was $145.3 million, or $1.10 per diluted share, as compared to $127.9 million in FFO, or $1.00 per diluted share, for the year 2021, representing a 10.0% increase in FFO per diluted share. FFO for the fourth quarter of 2022 was $35.9 million, or $0.27 per diluted share, as compared to $32.6 million in FFO, or $0.25 per diluted share for the fourth quarter of 2021. ROIC reports FFO as a supplemental performance measure in accordance with the definition set forth by the National Association of Real Estate Investment Trusts. A reconciliation of GAAP net income to FFO is provided at the end of this press release.

For the year 2022, same-center net operating income (NOI) was $196.7 million, as compared to $188.1 million in same-center NOI for the year 2021, representing a 4.6% increase. For the fourth quarter of 2022, same-center NOI increased 5.0% as compared to same-center NOI for the fourth quarter of 2021. ROIC reports same-center comparative NOI on a cash basis. A reconciliation of GAAP operating income to same-center comparative NOI is provided at the end of this press release.

During 2022, ROIC raised $61.4 million of capital, including $36.2 million from a property disposition and $25.2 million from the issuance of approximately 1.3 million shares of common stock through its ATM program. ROIC utilized the proceeds, together with cash flow from operations and borrowings on its unsecured revolving credit facility, to fund $120.2 million of shopping center acquisitions and retire two mortgage loans totaling $23.5 million. At December 31, 2022, ROIC had total real estate assets (before accumulated depreciation) of approximately $3.4 billion and approximately $1.4 billion of principal debt outstanding. As of December 31, 2022, 95.7% of ROIC’s principal debt outstanding was unsecured, including $88.0 million outstanding on its $600.0 million unsecured revolving credit facility. Additionally, ROIC’s net principal debt-to-annualized EBITDA ratio for the fourth quarter of 2022 was 6.6 times, and 96.6% of its portfolio was unencumbered at December 31, 2022, based on gross leasable area. During 2022, Fitch Ratings, Inc. awarded ROIC an upgrade to its investment-grade corporate debt rating and reaffirmed its stable outlook. Additionally, Moody's Investor Services and S&P Global Ratings each reaffirmed their respective investment-grade corporate debt rating and stable outlook.
ACQUISITION & DISPOSITION SUMMARY
During 2022, ROIC acquired, in three separate transactions, five grocery-anchored shopping centers totaling $120.2 million, encompassing approximately 501,000 square feet. Three of the properties are located within the Seattle metropolitan area, one property is located within the Portland metropolitan area, and one property is located within the San Francisco metropolitan area. Additionally, during 2022 ROIC sold one property for $36.2 million located within the Seattle metropolitan area.
PROPERTY OPERATIONS SUMMARY
At December 31, 2022, ROIC’s portfolio was 98.1% leased, as compared to 97.5% leased at December 31, 2021. For the year 2022, ROIC executed 439 leases, totaling approximately 1.6 million square feet, including 173 new leases, totaling 445,612 square feet, achieving a 23.2% increase in same-space comparative base rent, and 266 renewed leases, totaling 1,162,619 square feet, achieving a 7.8% increase in base rent. During the fourth quarter of 2022, ROIC executed 109 leases, totaling 415,793 square feet, including 48 new leases, totaling 136,750 square feet, achieving an 11.1% increase in same-space comparative base rent, and 61 renewed leases, totaling 279,043 square feet, achieving a 7.2% increase in base rent. ROIC reports same-space comparative base rent on a cash basis.

ENVIRONMENTAL, SOCIAL & GOVERNANCE SUMMARY
During 2022, ROIC continued to advance its environmental, social and governance (ESG) initiatives. As disclosed in its 2022 annual ESG report (issued in July 2022), ROIC achieved a 14% reduction in same-center greenhouse gas emissions and a 15% reduction in same-center common area energy consumption (2021 vs. 2020). For the second consecutive year ROIC was selected as a Green Lease Leader by the U.S. Department of Energy. Specifically, ROIC received the designation of “Gold” in recognition of its efforts to incorporate crucial energy efficiency, cost savings, air quality and sustainability criteria into its leases. Additionally, during 2022 ROIC enhanced its Global Real Estate Sustainability Benchmark public disclosure rating.

DIVIDEND SUMMARY

On December 29, 2022, ROIC distributed a $0.15 per share cash dividend. On February 14, 2023, ROIC’s board of directors declared a cash dividend of $0.15 per share, payable on April 7, 2023 to stockholders of record on March 17, 2023.
2023 GUIDANCE SUMMARY
ROIC currently estimates that GAAP net income for 2023 will be within the range of $0.35 to $0.43 per diluted share, and FFO will be within the range of $1.05 to $1.11 per diluted share.

	2022 Actual	Year Ended December 31, 2023
		Low End	High End
	(unaudited, amounts in thousands except per share and percentage data)
GAAP net income applicable to stockholders	$51,869	$43,709	$54,526
Funds from operations (FFO) – diluted	$145,301	$139,650	$150,700

GAAP net income per diluted share	$0.42	$0.35	$0.43
FFO per diluted share	$1.10	$1.05	$1.11

Key Drivers
General and administrative expenses	$21,735	$23,000	$22,000
Interest expense and other finance expenses	$59,225	$68,000	$73,000
Straight-line rent	$2,715	$1,000	$1,000
Amortization of above- and below-market rent	$11,947	$10,000	$10,000
Bad debt	$2,034	$5,000	$3,000
Acquisitions	$120,150	$100,000	$200,000
Dispositions	$36,193	$200,000	$50,000
Same-center cash NOI growth	4.6%	2.0%	5.0%

ROIC’s management will discuss guidance, and the underlying assumptions, on ROIC’s February 16, 2023 conference call. ROIC’s guidance is a forward-looking statement and is subject to risks and other factors noted elsewhere in this press release.

CONFERENCE CALL
ROIC will conduct a conference call to discuss its results on Thursday, February 16, 2023 at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time.

To participate in the conference call, click on the following link (ten minutes prior to the call) to register:

https://register.vevent.com/register/BIb65c0bdd569b4cc59cbcd8cdabf2c8cc

Once registered, participants will have the option of: 1) dialing in from their phone (using a PIN); or 2) clicking the “Call Me” option to receive an automated call directly to their phone.

The conference call will also be available live (in a listen-only mode) at: https://edge.media-server.com/mmc/p/bja5jezf

The conference call will be recorded and available for replay following the conclusion of the live broadcast and will be accessible up to one year on ROIC’s website, specifically on its Investor Relations Events & Presentations page:
https://investor.roicreit.com/events-presentations
ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.
Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of December 31, 2022, ROIC owned 93 shopping centers encompassing approximately 10.6 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody's Investor Services, S&P Global Ratings and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," “guidance” and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of ROIC to differ materially from future results expressed or implied by such forward-looking statements. Information regarding such risks and factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K, which is available at: www.roireit.net.

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Balance Sheets
(In thousands, except share data)

	December 31, 2022	December 31, 2021
ASSETS
Real Estate Investments:
Land	$958,236	$915,861
Building and improvements	2,452,857	2,350,294
	3,411,093	3,266,155
Less: accumulated depreciation	578,593	510,836
	2,832,500	2,755,319
Mortgage note receivable	4,786	4,875
Real Estate Investments, net	2,837,286	2,760,194
Cash and cash equivalents	5,598	13,218
Restricted cash	1,861	2,145
Tenant and other receivables, net	57,546	55,787
Deposits	500	—
Acquired lease intangible assets, net	52,428	50,139
Prepaid expenses	5,957	5,337
Deferred charges, net	26,683	25,017
Other assets	16,420	17,007
Total assets	$3,004,279	$2,928,844

LIABILITIES AND EQUITY
Liabilities:
Term loan	$299,253	$298,889
Credit facility	88,000	—
Senior Notes	946,849	945,231
Mortgage notes payable	60,917	85,354
Acquired lease intangible liabilities, net	152,117	136,608
Accounts payable and accrued expenses	22,885	48,598
Tenants’ security deposits	7,701	7,231
Other liabilities	41,959	40,580
Total liabilities	1,619,681	1,562,491

Commitments and contingencies

Equity:
Preferred stock, $0.0001 par value 50,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 124,538,811 and 122,685,266 shares issued and outstanding at December 31, 2022 and December 31, 2021, respectively	12	12
Additional paid-in capital	1,612,126	1,577,837
Accumulated dividends in excess of earnings	(315,984)	(297,801)
Accumulated other comprehensive income (loss)	14	(3,154)
Total Retail Opportunity Investments Corp. stockholders’ equity	1,296,168	1,276,894
Non-controlling interests	88,430	89,459
Total equity	1,384,598	1,366,353
Total liabilities and equity	$3,004,279	$2,928,844

RETAIL OPPORTUNITY INVESTMENTS CORP.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Rental revenue	$79,285	$71,999	$308,960	$280,924
Other income	908	799	3,969	3,176
Total revenues	80,193	72,798	312,929	284,100

Operating expenses
Property operating	13,589	12,105	51,057	44,439
Property taxes	8,839	8,161	34,651	33,663
Depreciation and amortization	25,050	23,528	97,494	92,929
General and administrative expenses	5,590	5,301	21,735	19,654
Other expense	182	229	960	860
Total operating expenses	53,250	49,324	205,897	191,545

Gain on sale of real estate	—	—	7,653	22,340

Operating income	26,943	23,474	114,685	114,895
Non-operating expenses
Interest expense and other finance expenses	(16,049)	(14,362)	(59,225)	(57,535)
Net income	10,894	9,112	55,460	57,360
Net income attributable to non-controlling interests	(695)	(598)	(3,591)	(3,852)
Net Income Attributable to Retail Opportunity Investments Corp.	$10,199	$8,514	$51,869	$53,508

Earnings per share – basic and diluted	$0.08	$0.07	$0.42	$0.44

Dividends per common share	$0.15	$0.18	$0.56	$0.51

CALCULATION OF FUNDS FROM OPERATIONS
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income attributable to ROIC	$10,199	$8,514	$51,869	$53,508
Plus: Depreciation and amortization	25,050	23,528	97,494	92,929
Less: Gain on sale of real estate	—	—	(7,653)	(22,340)
Funds from operations – basic	35,249	32,042	141,710	124,097
Net income attributable to non-controlling interests	695	598	3,591	3,852
Funds from operations – diluted	$35,944	$32,640	$145,301	$127,949

SAME-CENTER CASH NET OPERATING INCOME ANALYSIS
(Unaudited)
(In thousands, except number of shopping centers and percentages)

	Three Months Ended December 31,				Year Ended December 31,
	2022	2021	$ Change	% Change	2022	2021	$ Change	% Change
Number of shopping centers included in same-center analysis	85	85			84	84
Same-center occupancy	98.0%	97.5%		0.5%	98.0%	97.5%		0.5%

Revenues:
Base rents	$52,656	$50,918	$1,738	3.4%	$205,223	$198,434	$6,789	3.4%
Percentage rent	956	791	165	20.9%	1,482	970	512	52.8%
Recoveries from tenants	17,978	16,596	1,382	8.3%	69,890	65,592	4,298	6.6%
Other property income	667	608	59	9.7%	2,933	2,101	832	39.6%
Bad debt	(390)	(682)	292	(42.8)%	(1,701)	(2,607)	906	(34.8)%
Total Revenues	71,867	68,231	3,636	5.3%	277,827	264,490	13,337	5.0%
Operating Expenses
Property operating expenses	13,058	12,092	966	8.0%	48,739	43,707	5,032	11.5%
Property taxes	8,259	7,974	285	3.6%	32,405	32,727	(322)	(1.0)%
Total Operating Expenses	21,317	20,066	1,251	6.2%	81,144	76,434	4,710	6.2%
Same-Center Cash Net Operating Income	$50,550	$48,165	$2,385	5.0%	$196,683	$188,056	$8,627	4.6%

SAME-CENTER CASH NET OPERATING INCOME RECONCILIATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
GAAP operating income	$26,943	$23,474	$114,685	$114,895
Depreciation and amortization	25,050	23,528	97,494	92,929
General and administrative expenses	5,590	5,301	21,735	19,654
Other expense	182	229	960	860
Gain on sale of real estate	—	—	(7,653)	(22,340)
Straight-line rent	(427)	(521)	(2,715)	(959)
Amortization of above- and below-market rent	(2,729)	(2,224)	(11,947)	(8,795)
Property revenues and other expenses (1)	(265)	(14)	(1,331)	(614)
Total Company cash NOI	54,344	49,773	211,228	195,630
Non same-center cash NOI	(3,794)	(1,608)	(14,545)	(7,574)
Same-center cash NOI	$50,550	$48,165	$196,683	$188,056

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(1)Includes anchor lease termination fees, net of contractual amounts, if any, expense and recovery adjustments related to prior periods and other miscellaneous adjustments.

NON-GAAP DISCLOSURES
Funds from operations (“FFO”), is a widely recognized non-GAAP financial measure for REITs that the Company believes when considered with financial statements presented in accordance with GAAP, provides additional and useful means to assess its financial performance. FFO is frequently used by securities analysts, investors and other interested parties to evaluate the performance of REITs, most of which present FFO along with net income as calculated in accordance with GAAP. The Company computes FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income attributable to common stockholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring, sales of depreciable property and impairments, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures.

The Company uses cash net operating income (“NOI”) internally to evaluate and compare the operating performance of the Company’s properties. The Company believes cash NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level, and when compared across periods, can be used to determine trends in earnings of the Company’s properties as this measure is not affected by the non-cash revenue and expense recognition items, the cost of the Company’s funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to the Company’s ownership of properties. The Company believes the exclusion of these items from operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating the Company’s properties as well as trends in occupancy rates, rental rates and operating costs. Cash NOI is a measure of the operating performance of the Company’s properties but does not measure the Company’s performance as a whole and is therefore not a substitute for net income or operating income as computed in accordance with GAAP. The Company defines cash NOI as operating revenues (base rent and recoveries from tenants), less property and related expenses (property operating expenses and property taxes), adjusted for non-cash revenue and operating expense items such as straight-line rent and amortization of lease intangibles, debt-related expenses and other adjustments. Cash NOI also excludes general and administrative expenses, depreciation and amortization, acquisition transaction costs, other expense, interest expense, gains and losses from property acquisitions and dispositions, extraordinary items, tenant improvements and leasing commissions. Other REITs may use different methodologies for calculating cash NOI, and accordingly, the Company’s cash NOI may not be comparable to other REITs.

Contact:
Nicolette O’Leary
Director of Investor Relations
858-677-0900
noleary@roireit.net